Exhibit 21

Subsidiaries of
J.B. POINDEXTER & CO., INC.

All subsidiaries are owned 100%, either directly or indirectly, by J.B. Poindexter & Co., Inc.

(1)               EFP, LLC, a Delaware limited liability company, which also operates under the name Engineered Foam Plastics.

(2)               Lowy Group, Inc., a Delaware corporation.

(3)               MIC Group, LLC, a Delaware limited liability company. MIC Group, LLC. has the following subsidiaries:

(a)      SWK Holdings, Inc., a Texas corporation;

(b)     Universal Brixius, LLC, a Delaware limited liability company;

(c)      Richard’s Manufacturing Company, an Oklahoma corporation;

(d)     Tarlton Supply Co., a Texas corporation;

(e)      Handley, L.P., a Texas limited partnership; and

(f)      Machine & Manufacturing I, Inc., a Texas corporation.

(4)               Morgan Truck Body, LLC, a Delaware limited liability company, which also operates under the name Morgan Corporation;  in addition, Morgan Truck Body, LLC has the following subsidiaries:

(a)                 Morgan Trailer Financial Corporation, a Nevada corporation; and

(b)                Morgan Trailer Financial Management, L.P., a Texas Limited partnership.

(5)               Truck Accessories Group, LLC., a Delaware limited liability company, operates under the following names:

(a) TAG;	(i) Leer Retail;

(b) 20th Century Fiberglass;	(j) Leer Southeast;

(c) Century Fiberglass;	(k) Leer Specialty Products;

(d) Century;	(l) Leer Truck Accessory Centers;

(e) Leer;	(m) Leer West;

(f) Leer Corporate;	(n) Mid West Truck Accessories; and

(g) Leer East;	(o) Pace Edwards; and

(h) Leer Midwest;

                             and has the following subsidiaries:

(a)                                  State Wide Aluminum, Inc., an Indiana corporation; and

(b)                                 Raider Industries, Inc., a Saskatchewan, Canada corporation, and operates under the following names:

(p)                 Lo Rider;

(q)                 Raider; and

(r)                    Raider U.S.;

                             in addition, Commercial Babcock Inc., an Ontario, Canada corporation, is a subsidiary of Raider Industries, Inc., and operates as a division of Morgan Truck Body, LLC

(6)               Morgan Olson, LLC, a Delaware limited liability company.

(7)               Federal Coach LLC, a Delaware limited liability company.

(8)               Eagle Specialty Vehicles, LLC., a Delaware limited liability company.